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                                                                   EXHIBIT 10.20

                                LICENSE AGREEMENT



                  This Agreement is made effective the 12th day of November, 1998 (the "Effective Date"), by and between Agway Consumer Products, Inc., a Delaware corporation with offices at 333 Butternut Drive, Dewitt, New York 13214 (hereinafter "Agway"), and Planet Polymer Technologies, Inc., a California corporation with offices at 9985 Businesspark Avenue, Suite A, San Diego, California 92131 (hereinafter "Planet").

                  WHEREAS, Planet ha develope technology relating to time-release coatings and protective coatings; and

                  WHEREAS, Agway wishes to receive an exclusive, worldwide license from Planet in connection with time-release coatings for a variety of Agricultural Products (as hereafter defined) and in connection with protective coatings for a variety of Food Products (as hereafter defined).

                  NOW, THEREFORE, the parties hereto agree as follows:


                                     ARTICLE 1


DEFINITIONS:

1.1 "Agricultural Products" shall mean products for use in Agriculture, including, but not be limited to, animal feeds and other products intended for animal consumption, but shall exclude Fertilizer Products, as defined in 1.4 below, and Biological Products as defined in the agreement between Planet and Agrium, Inc. dated January 30, 1995.
         Agriculture shall mean the production of crops, livestock, dairy products, poultry products, meats, and other products produced for and/or produced from a farm operation.

1.2      "Food  Products"  shall  mean  products   intended  for  human  dietary
         consumption, including, but not be limited to, dairy products, poultry products, meat products, fruits and vegetables.

1.3 "Other Products" shall mean coated urea for melting ice at airports, and packaging for Agricultural Products and Food Products.

1.4 "Fertilizer Products" shall mean plant nutrients and other products intended for use in fertilizers, including the specific urea fertilizer coating ("Enviroplastic CRT") developed by Planet for Agrium, Inc., as covered by U.S. Patent no. 5,803,946.

1.5      "Agway's  Field of Business"  shall mean the  production,  distribution
         and/or  marketing  of  Agricultural  Products,  Food  Products,   Other
         Products and any other products as may  be   mutually   agreed   upon
         in writing by Agway and Planet (individually a "Product", and collectively the "Products").


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1.6      "Affiliate"  shall mean any company which,  directly or indirectly,  is controlled by, or controls, a party to this Agreement, or is under common control with a party to this Agreement. Ownership of 50% or more of the voting stock of, or membership interest in a company shall be regarded as control.

1.7 "Control" shall mean possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any third party.

1.8 "Know-How" shall mean all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, and scientific research information.

1.9 "Commercially Feasible" shall mean a product that will generate a minimum of $500,000.00 in net profits annually to be shared between Planet and Agway, beginning no later than the second year following product introduction.

1.10 "Patent Rights" shall mean all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the foregoing.

1.11 "Agway Know-How" shall mean all Know-How necessary or appropriate to develop and commercialize Products for use in Agway's Field of Business, and which is under the Control of Agway.

1.12 "Products" shall mean Agricultural Products, Food Products, Other Products and any other products as may be mutually agreed upon in writing by Agway and Planet.

1.13 "Planet Know-How" shall mean all Know-How related to Planet's proprietary coating technology, which is not covered by the Planet Patent Rights, but is necessary or appropriate to develop and commercialize Products for use in Agway's Field of Business, and which is under the Control of Planet as of the Effective Date.


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1.14     "Planet Patent Rights" shall mean all Patent Rights that claim Planet's proprietary coating technology, which are necessary or appropriate to develop and commercialize Products for use in Agway's Field of Business, and which are under the Control of Planet as of the Effective Date.

1.15 "Planet Technology" shall mean the Planet Patent Rights and the Planet Know-How.

1.16 "New Technology" shall mean Patent Rights and Know-How including, but not limited to, new compositions of matter, new chemical complexes, improved chemical complexes, association compounds, blends, mixtures or compositions of coating materials, polymer materials and new products or processes relating thereto, developed as a result of the Work conducted under ARTICLE 2 of the Product Feasibility Agreement entered into between the parties hereto as of the effective date hereof, whether developed by Planet alone or jointly with Agway, or by Agway alone as a result of disclosures made to it by Planet in connection with such work.


                                    ARTICLE 2

LICENSES; NON-COMPETITION; DUE DILIGENCE:

2.1 Subject to the terms and conditions of this Agreement, Planet hereby grants to Agway an exclusive, worldwide license under the Planet Technology to use and sell Products in Agway's Field of Business. The license granted to Agway under this paragraph 2.1 shall include the right to grant sublicenses to third parties covering Planet Technology to the extent necessary to use or sell Products incorporating the New Technology in Agway's Field of Business.

2.2 Subject to the terms and conditions of this Agreement, Planet hereby grants to Agway an exclusive, worldwide license under the New Technology to use and sell Products in Agway's Field of Business. The license granted to Agway under this paragraph 2.2 shall include the right to grant sublicenses to third parties, in Agway's sole discretion. Agway shall notify any sublicensees hereunder of all rights and obligations of Agway under this Agreement which are sublicensed to such sublicensee and shall notify Planet within 30 days of the grant of any sublicense hereunder.

2.3 Subject to the terms and conditions of this Agreement, with respect to Products which revert to Planet pursuant to Section 2.4, or pursuant to the terms of any sub-agreement contemplated by ARTICLE 4 hereof, Agway hereby grants to Planet a non-exclusive, worldwide, fully-paid, royalty-free license under the Agway Know-How to make, have made, use and sell such Products in Agway's Field of Business.

2.4 Agway shall not market, sell or distribute any polymer coated product (either directly or indirectly) in Agway's Field of Business which is directly competitive with any Product. In the event Agway markets, sells or distributes any polymer coated product


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         which  is  directly  competitive  with a Product, all rights granted to
         Agway under this Agreement with respect to such Product and any other license of any Planet Technology or New Technology related thereto shall revert to Planet and Agway shall have no further right to use, market, sell or distribute such Product. Planet agrees that no products sold by Agway either currently or within the immediately preceding 12 months shall be considered to be "competitive" within the meaning of this Section 2.4. Planet shall not market, sell or distribute any polymer coated product (either directly or indirectly) in Agway's Field of Business which is directly competitive with any Product.

2.5 Planet shall provide written notice to Agway in the event Planet desires to develop a product with a third party, or is approached by a third party to develop a product, for use in Agway's Field of Business. Such notice shall include an outline of anticipated funding needs, the anticipated length of the product feasibility study and Planet's desired result from such study. Agway shall have 30 days following receipt of such notice to advise Planet whether Agway considers the product to be Commercially Feasible, and whether Agway is interested in such a product. Agway shall have another 30 days thereafter to negotiate a product feasibility study on terms and conditions acceptable to Planet, including financial terms under which Agway will fund such product feasibility study. If the parties cannot agree to such terms and conditions within such 30 day period, or if the parties cannot agree whether the product is or is not Commercially Feasible, the parties agree to submit the matter to arbitration under ARTICLE 18 and Planet agrees to take no further action with respect to such product and feasibility study during the arbitration proceeding. If the product is considered to be Commercially Feasible, and if Agway does not express interest in such a product within the initial 30 day period, (i) Planet may proceed with such a third party product feasibility study and Agway shall have no rights in connection with such product feasibility study or with respect to any product developed thereunder (hereinafter a "Developed Product"), and (ii) Planet shall have the right to grant an exclusive license to a third party under the Planet Technology and the New Technology to make, have made, use or sell such Developed Product in Agway's Field of Business. Any such third party license shall be limited to such Developed Product and shall not otherwise diminish Agway's rights with respect to the Planet Technology and to the New Technology under this Agreement. Planet agrees that it will not, during the term of this Agreement, proceed with such a third party feasibility study if the product is not considered to be Commercially Feasible.


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2.6      Planet  shall  provide  written  notice  to Agway in the  event  Planet develops, totally independently of Agway, a product which demonstrates efficacy for use in Agway's Field of Business. Agway shall have 90 days following receipt of such notice from Planet to advise Planet whether Agway considers the product to be Commercially Feasible, and to submit a commercialization plan to Planet with respect to such product. Agway shall have 60 days following Planet's receipt of such commercialization plan to negotiate commercially reasonable license terms acceptable to Planet with respect to such product. If the parties cannot agree to license terms within the following 60-day period, or if the parties cannot agree whether the product is or is not Commercially Feasible, the parties agree to submit the matter to arbitration under ARTICLE 18 and Planet agrees to take no further action with respect to such product during such arbitration proceeding. In the event (a) Agway fails to provide a commercialization plan to Planet within such 90-day period, and (b) the product is considered to be Commercially Feasible, then (i) Agway shall have no rights to such product under this Agreement and (ii) Planet shall have no further obligation to Agway under this Agreement with respect to such product and shall have the right to grant an exclusive license to a third party under the Planet Technology and the New Technology to make, have made, use or sell such product in Agway's Field of Business. Any such third party license shall be limited to such product and shall not otherwise diminish Agway's rights with respect to the Planet Technology and the New Technology under this Agreement. Planet agrees that it will not, during the term of this Agreement, commercialize such a product in Agway's Field of Business if it is not considered to be Commercially Feasible. Notwithstanding the foregoing, the notice set forth in this provision shall not be required with respect to any product developed under a product feasibility study, if Planet has complied with the procedures set forth in Section 2.5.

2.7 If Planet is unwilling or unable to supply Agway's commercially reasonable requirements of a Product which Agway has decided to market, the licenses granted Agway under Sections 2.1 and 2.2 above shall be extended to include a non-exclusive, worldwide license to make and have made such Product, automatically without further action on the part of either party to the extent necessary to compensate for Planet's unwillingness or inability to supply Agway's requirements on commercially reasonable terms including, without limitation, economies of scale. If Planet subsequently becomes willing and able to supply all or a portion of Agway's commercially reasonable requirements of such Product, the parties agree that the transfer to Planet as supplier shall take into account any contractual obligations of Agway to others.

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                                    ARTICLE 3

CONFIDENTIALITY:

         The terms of the Mutual Non-Disclosure Agreement between Agway and Planet, made as of August 6, 1998 (the "NDA"), a copy of which is attached hereto as Exhibit 1, is hereby incorporated herein and made a part hereof. Neither party shall terminate the NDA during the term of the Agreement. Each party may use Confidential Information (as defined in NDA) of the other party only to the extent necessary to accomplish the purposes of this Agreement.


                                    ARTICLE 4

ROYALTY:

         The parties agree that a reasonable royalty for the licenses granted Agway under this Agreement will depend upon various factors, including the nature of the particular Product being marketed and the particular market area. Accordingly, when Agway decides, in its sole discretion, to market a particular Product developed as a result of the Product Feasibility Agreement entered into between the parties hereto as of the effective date hereof, or otherwise involving Agway, in a particular area, the parties shall enter into a sub-agreement on commercially reasonable terms mutually acceptable to the parties covering such Product and market area, in the form of the sub-agreement set forth in
         Exhibit 2 attached hereto and hereby incorporated herein and made a part hereof. Agway agrees that: (a) once such a Product has been developed which the parties agree can be reasonably expected to generate a minimum of $1,000,000.00 in net profits annually, shared between Planet and Agway; it will, (b) upon written request by Planet, present to Planet a Schedule for the marketing thereof, in the form of
         Exhibit 2, within one year from the date of receiving such request. All of the terms of this Agreement shall apply to each such sub-agreement, to the extent they are not inconsistent therewith. Any dispute between the parties with respect to the terms of any sub-agreement shall be resolved by arbitration pursuant to ARTICLE 18.



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                                    ARTICLE 5

TERM:

5.1 Except as otherwise provided herein, this Agreement shall commence as of the date of its execution and shall continue until the expiration of the last to expire of any patents covering the Planet Technology and/or the New Technology.

5.2 This Agreement may be extended by mutual written agreement of the parties.


                                    ARTICLE 6

TERMINATION:

6.1      This Agreement may be terminated:

         a)       Upon mutual written agreement of the parties; or

         b) By either party for material breach of any of the terms hereof by the other party, if the breach is not corrected within sixty (60) days after giving written notice of such breach to the other party, it being understood and agreed that the failure by Agway to meet performance standards in any individual subagreement of Exhibit 2 shall not be considered a material breach; or

         c) By Agway on six months' prior written notice to Planet if, in Agway's sole opinion, the continued marketing and sale of Products under this Agreement is unprofitable or otherwise not viable for Agway: provided, however, that Agway shall not have the right to terminate the Agreement under this subparagraph until the expiration of 3 years from the Effective Date first above written; or

         d) By Agway, forthwith, upon written notice to Planet if Planet shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy (voluntary or involuntary); or

         e) By Planet, forthwith, upon written notice to Agway if Agway shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy (voluntary or involuntary); or


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         f)       By Planet,  if the business of Agway,  subject to the terms of
                  this   Agreement,   by  law,   decree,   ordinance   or  other
                  governmental action, is vested in, or is made subject to, the control or direction of any governmental agent, officer or appointee, or of any other person or firm not a party or an Affiliate of a party to this Agreement; or

         g) By Agway, if the business of Planet, subject to the terms of this Agreement, by law, decree, ordinance or other governmental action, is vested in, or is made subject to, the control or direction of any governmental agent, officer or appointee, or of any other person or firm not a party or an Affiliate of a party to this Agreement; or

         h) By Agway, in Agway's sole discretion forthwith upon written notice to Planet if the shareholders of Planet do not approve at a special meeting of its shareholders called for such
                  purpose (A) the purchase by Agway Holdings, Inc.   ("AHI") of
                  1,000,000 shares of Planet's common stock pursuant to a Stock Purchase Agreement between AHI and Planet dated on or about the date of this Agreement (the "Stock Agreement"), (B) the Warrant and the Warrant Shares as such terms are defined in the Stock Agreement) and (C) the other transactions provided for in the Stock Agreement, or if the Initial Closing (as defined in the Stock Agreement) shall not have occurred on or before January 31, 1999 or such later date as the parties may agree upon in writing ("Termination Date"). If this Agreement is terminated as hereinabove provided, then Planet shall repay to Agway all amounts paid by Agway or any Affiliate of Agway under this Agreement on the Termination Date.

6.2 Any termination pursuant to ARTICLE 6.1 shall not relieve either party of any obligation or liability accrued under this Agreement prior to such termination, or rescind or give rise to any right to rescind anything done or, except as provided for in Section 6.1 h), to recover any payments made or other consideration given under this Agreement prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights arising under this Agreement prior to such termination.

6.3 The Mutual Non-Disclosure Agreement attached as Exhibit 1 shall remain in effect following the termination of this Agreement, in accordance with its terms.

6.4 In the event of termination of this Agreement for any reason, Agway shall have three months following the date of termination within which to dispose of inventory incorporating the Planet Technology and/or the New Technology and to fulfill orders received therefor prior to the termination date, subject to the payment of royalties as provided in
         ARTICLE 5 above.

6.5      The  provisions  of ARTICLES 1, 3, 6, 8.3, 8.4, 11, 12, 13, 14, 15, 16,
         17, 18, 19, and 20 shall survive expiration or termination of this Agreement.

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                                    ARTICLE 7

PATENT MARKING; INTELLECTUAL PROPERTY RIGHTS:

7.1 Agway and its Affiliates will use commercially reasonable efforts to affix and/or to require its or their distributors to affix to packaging, or in the case of bulk distribution to the accompanying documents, for the Products a notice complying with all applicable patent marking laws in the country or countries in which the Products are made and the country or countries in which the Products are distributed and sold. Planet shall from time to time inform Agway of the appropriate patent marking in respect of Planet Technology and New Technology.

7.2 With respect to any patent applications and patents covering the Planet Technology and the New Technology, Planet shall be responsible for all costs and expenses related to preparing, filing and prosecuting such patent applications and paying all maintenance fees related to any such issued patents. After any patents covering the Planet Technology and the New Technology have issued, Planet and Agway shall share equally all costs and expenses related to the further prosecution and any defense and enforcement of such patents (including, if applicable, opposition proceedings related to any European patents, re-examination of issued patents, interference proceedings and declaratory judgements regarding invalidity of any such issued patents). In the event that Planet desires to abandon any patent application or patent covering the Planet Technology or the New Technology, or if Planet later declines responsibility for any such patent application or patent, Planet shall provide reasonable prior written notice to Agway of such intention to abandon or decline responsibility, and Agway shall have the right, at its own expense, to file, prosecute and maintain such patent application or patent. In addition, Agway shall have the right, at its own expense, to file, prosecute and maintain such patent application or patent upon or after the bankruptcy, dissolution or winding up of Planet. Agway may offset its costs and expenses in connection with any such patent application or patent against any royalties due Planet thereunder, in an amount not to exceed 5% of such royalties, until the total of such costs and expenses, plus accrued interest (at the rate of 1.5% per month, up to the maximum legal annual interest rate) on the balance of such costs and expenses remaining after each such royalty payment to Planet, has been recouped by Agway in this manner.

7.3 Each party agrees to cooperate fully in the preparation, filing, and prosecution of any patent applications under this Agreement. Such cooperation includes, but is not limited


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         to:  (a)  executing  all  papers  and  instruments,  or  requiring  its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of such patent applications (and inventions covered by such patent applications) and to enable the other party to apply for and to prosecute patent applications in any country, and (b) promptly informing the other party of any matters coming to such
         party's   attention  that  may  affect  the  preparation,   filing,  or
         prosecution of any such patent applications.

7.4 Planet and Agway shall promptly notify the other in writing of any allegation by a third party that the activity of either of the parties under this Agreement infringes or may infringe the intellectual property rights of such third party. Planet shall have the right to control the defense of any claims with respect to the Planet Technology or the New Technology by counsel of its own choice. If Planet fails to proceed in a timely fashion with regard to the defense of any claims with respect to the Planet Technology or the New Technology, Agway shall have the right to control any such defense of such claim by counsel of its own choice, and Planet shall have the right to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 7.4 in a manner that diminishes the rights or interests of the other party or obligates the other party to make any payment or take any action without the consent of such other party.

7.5 Planet and Agway shall promptly notify the other in writing of any alleged or threatened infringement of any patent included in the Planet Technology or the New Technology of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation. Planet shall have the right to bring and control any action or proceeding with respect to infringement of any patent included in the Planet Technology or the New Technology by counsel of its own choice. With respect to infringement of any patent included in the Planet Technology or the New Technology, if Planet fails to bring an action or proceeding within (a) 90 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Agway shall have the right to bring and control any such action by counsel of its own choice, and Planet shall have the right to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 7.5 in a manner that diminishes the rights or interests of the other party without the prior written consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Planet and Agway, shall belong to the party who brought the action.



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                                    ARTICLE 8

REPRESENTATIONS AND WARRANTIES:

8.1      Planet represents and warrants that:

         a) It has authority to enter into this Agreement, and doing so will not violate any agreements to which it is a party.

         b)       It  has  all  necessary   government  licenses  and  approvals
                  required to conduct its business.

         c) It has no knowledge of any impediment to its performance of this Agreement.

8.2      Agway represents and warrants that:

         a) It has authority to enter into this Agreement, and doing so will not violate any agreements to which it is a party.

         b)       It  has  all  necessary   government  licenses  and  approvals
                  required to conduct its business.

         c) It has no knowledge of any impediment to its performance of this Agreement.

8.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.4 NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY WORK PERFORMED HEREUNDER.


                                    ARTICLE 9

NOTICES:

         All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered in person, or when deposited with the United States Postal Service or Canada Post, first-class, registered or certified mail, postage prepaid, or by fax (upon confirmation of receipt), addressed as follows:

         AGWAY:

                  Agway Consumer Products, Inc.
                  P.O. Box 4933
                  Syracuse, New York 13221-4933
                  FAX: (315) 449-6253

                  Attention: Dennis LaHood


         PLANET:

                  Planet Polymer Technologies, Inc.
                  9985 Businesspark Avenue, Suite A
                  San Diego, California U.S. 92131
                  FAX: (619) 549-5133

                  Attention: Robert J. Petcavich

         or to such other address or individual as either party may specify from time to time in writing.


                                   ARTICLE 10

ASSIGNMENT:

         This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their successors and permitted assigns, provided no assignment shall relieve the assigning party of its obligations under this Agreement. The rights, duties, privileges and obligations of each party under this Agreement shall not be assigned or delegated without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to another party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate. Any assignment not in accordance with this Agreement shall be void.

                                   ARTICLE 11

NO REFUND OR PAYMENTS:

         Royalties and all other sums paid by Agway to Planet under this Agreement shall not be refundable for any purpose, except for excess payment made due to computational errors.

                                   ARTICLE 12

LITIGATION:

12.1 Planet shall have no obligation to enforce rights under its patents and/or trade secrets for the benefit of Agway or otherwise; nor shall Planet have any obligation to defend or indemnify Agway or its Affiliates in respect of any activities of Agway and/or its Affiliates under this Agreement.

12.2 Agway shall have no obligation to enforce rights under its patents and/or trade secrets for the benefit of Planet or otherwise; nor shall Agway have any obligation to defend or indemnify Planet or its Affiliates in respect of any activities of Planet and/or its Affiliates under this Agreement.


                                   ARTICLE 13

PRODUCT LIABILITY:

13.1 Agway shall hold Planet and its Affiliates harmless, and shall defend and indemnify Planet and its Affiliates against any product liability claim made against Planet or its Affiliates arising out of the activities of Agway and/or its Affiliates under this Agreement.

13.2 Planet shall hold Agway and its Affiliates harmless, and shall defend and indemnify Agway and its Affiliates against any product liability claim made against Agway or its Affiliates arising out of the activities of Planet and/or its Affiliates under this Agreement.

13.3 In the event either party seeks indemnification under this ARTICLE 13, it shall inform the other party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the other party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other party) in the defense of the claim.

                                   ARTICLE 14

NON-WAIVER:

         The failure by any party to this Agreement, at any time, to enforce or to require strict compliance of performance by any other party of any of the provisions of this Agreement shall not constitute a waiver of such provisions and shall not affect or impair in any way its rights at any time to enforce such provisions or to avail itself of such remedies as it may have for any breach thereof.


                                   ARTICLE 15

SEVERABILITY:

         If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate or render unenforceable the remaining provisions hereof.

                                   ARTICLE 16

ENTIRE AGREEMENT; AMENDMENT:

         This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. No waiver, modification or amendment of any terms of this Agreement shall be valid unless made in writing specifying such waiver, modification, or amendment and signed by the parties hereto.


                                   ARTICLE 17

FORCE MAJEURE:

         Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

                                   ARTICLE 18

DISPUTE RESOLUTION AND CHOICE OF LAW:

18.1 This Agreement will be governed by, and interpreted and enforced in accordance with the laws of the State of New York, U.S.A., without regard to its choice of law provisions.

18.2 If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within 30 days of a written request by either party to the other party, the parties agree to hold a meeting, attended by a Vice President or President of each party, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within 60 days after such written request, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association ("AAA") relating to voluntary arbitrations. The arbitration proceedings shall be held in Buffalo, New York. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who shall be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with the AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs, and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver the parties a written, reasoned opinion conferring its decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof.



                                   ARTICLE 19

NO AGENCY:

         It is expressly agreed that Planet and Agway shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency of any kind. Neither Planet nor Agway shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

                                   ARTICLE 20

COUNTERPARTS:

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first set forth above.

                                               AGWAY CONSUMER PRODUCTS, INC.


                                               By:
                                                   --------------------------
                                               Title:



                                               PLANET POLYMER TECHNOLOGIES, INC.


                                               By:
                                                   ----------------------------
                                               Title: